UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 14, 2026
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LEONARDO DRS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-41565	13-2632319
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
2345 Crystal Drive
Suite 1000
Arlington, Virginia 22202
(Address of principal executive offices)
(703) 416-8000
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	DRS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.
On May 14, 2026, Leonardo DRS, Inc. (the "Company") held its 2026 Annual Meeting of Stockholders (the "Annual Meeting"). Set forth below are the final voting results for each of the proposals submitted to a vote of the stockholders at the Annual Meeting.

Election of Directors	Shares Voted For	Shares Voted Against	Withheld	Broker Non-Votes

Frances F. Townsend	249,645,446	N/A	650,014	5,710,797
Gail S. Baker	249,983,388	N/A	312,072	5,710,797
John A. Baylouny	250,199,261	N/A	96,199	5,710,797
Dr. Louis R. Brothers	250,007,405	N/A	288,055	5,710,797
General George W. Casey, Jr.	250,005,085	N/A	290,375	5,710,797
Mary E. Gallagher	249,969,944	N/A	325,516	5,710,797
Reuben Jeffery III	250,193,834	N/A	101,626	5,710,797
Kenneth J. Krieg	247,306,328	N/A	2,989,132	5,710,797
Eric C. Salzman	249,916,267	N/A	379,193	5,710,797

	Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes

Advisory Resolution Regarding Compensation of the Company’s NEOs	249,961,000	246,614	87,846	5,710,797

Ratification of Appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2026	255,915,526	57,972	32,759	0

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEONARDO DRS, INC.
(Registrant)

Date: May 14, 2026	By:	/s/ Mark A. Dorfman
Mark A. Dorfman
Executive Vice President, General Counsel and Secretary